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exhibit 99.2

M A C K - C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (908)272-8000	Virginia Sobol Vice President, Marketing and Public Relations (908)272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

CRANFORD, NEW JERSEY—August 5, 2004—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2004.

        Highlights of the quarter included:

  •
  Reported net income per diluted share of $0.26;

  •
  Reported FFO per diluted share of $0.90;

  •
  Completed strategic transaction with AT&T, acquiring two office properties totaling 1.2 million feet;

  •
  Acquired 317,040 square-foot office property for $34 million; and

  •
  Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

        Net income available to common shareholders for the second quarter 2004 equaled $15.8 million, or $0.26 per share, versus $33.6 million, or $0.58 per share, for the same quarter last year. For the six months ended June 30, 2004, net income available to common shareholders equaled $42.1 million, or $0.69 per share, versus $63.6 million, or $1.10 per share, for the same period last year.

        Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2004 amounted to $67.6 million, or $0.90 per share, versus $70.7 million, or $0.98 per share, for the quarter ended June 30, 2003. For the six months ended June 30, 2004, FFO available to common shareholders amounted to $132.5 million, or $1.77 per share, versus $139.7 million, or $1.95 per share, for the same period last year.

        Total revenues for the second quarter 2004 increased 3.0 percent to $146.7 million as compared to $142.4 million for the same quarter last year. For the six months ended June 30, 2004, total revenues amounted to $290.7 million, an increase of 1.4 percent over total revenues of $286.8 million for the same period last year.

        All per share amounts presented above are on a diluted basis.

        The Company had 60,606,543 shares of common stock, 10,000 shares of cumulative redeemable perpetual preferred stock, 7,788,748 common operating partnership units and 215,018 $1,000-face-value preferred operating partnership units outstanding as of June 30, 2004.

        The outstanding preferred units are convertible into 6,205,425 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 74,600,716 shares/common units outstanding at June 30, 2004.

        As of June 30, 2004, the Company had total indebtedness of approximately $1.7 billion, with a weighted average annual interest rate of 6.41 percent. Mack-Cali had a total market capitalization of $4.8 billion and a debt-to-undepreciated assets ratio of 38.4 percent at June 30, 2004. The Company had an interest coverage ratio of 3.5 times for the quarter ended June 30, 2004.

        Mitchell E. Hersh, president and chief executive officer, commented, "Our second quarter was highlighted by strong leasing activity, increased occupancies, and the addition of almost 1.5 million square feet of properties to our Northeast portfolio. We're pleased with our results and remain well-poised to capitalize on the recovering economy."

        The following is a summary of the Company's recent activity:

ACQUISITIONS

        On June 1, in a strategic real estate transaction with AT&T Corporation ("AT&T"), the Company:

  1.
  Acquired 30 Knightsbridge Road, a four-building office complex, aggregating 680,350 square feet and located in Piscataway, New Jersey. AT&T, which currently occupies the entire complex, has leased back from the Company two of the buildings in the complex, totaling 275,000 square feet, for 10 years and seven months, and has leased back the remaining 405,350 square feet of the complex pursuant to a four-month lease with rights for AT&T to extend;

  2.
  Acquired Kemble Plaza II, a 475,100 square-foot office building located in Morris Township, New Jersey, which the Company had previously sold to AT&T in June of 2000. AT&T, which currently occupies the entire building, has leased back the entire property from the Company for one year;

  3.
  Signed a lease extension at the Company's Kemble Plaza I property in Morris Township, New Jersey, extending AT&T's lease for the entire 387,000 square-foot building for an additional five years to August 2014. Under the lease extension, the Company has agreed, among other things, to fund up to $2.1 million of tenant improvements to be performed by AT&T at the property;

  4.
  Paid cash consideration of approximately $12.9 million to AT&T; and

  5.
  Assumed AT&T's lease obligations with third-party landlords at seven office buildings, aggregating 922,674 square feet, which carry a weighted average remaining term of 4.5 years. The Company has estimated that the obligations, net of estimated sub-lease income, total approximately $84.8 million, with a net present value of approximately $76.2 million utilizing a weighted average discount rate of 4.85 percent. The net present value of the assumed obligations as of June 30, 2004 is included in mortgages, loans payable and other obligations.

        Also in June, the Company acquired a 59.9 acre land site in the Princeton, New Jersey, submarket for $20.5 million. Located at Route One and Meadow Road in West Windsor, adjacent to the Carnegie Center office complex, the site is approved for the development of approximately 760,000 square feet of commercial space, including four office buildings totaling 607,000 square feet and a hotel.

        In April, the Company acquired 5 Wood Hollow Road, a three-story, 317,040 square-foot class A office property located in Parsippany, New Jersey. The building was purchased for approximately $34 million. The acquisition of 5 Wood Hollow Road, which is 100 percent leased to Lucent Technologies, increased the Company's holdings in Parsippany to 14 buildings totaling 2.2 million square feet.

FINANCING ACTIVITY

        In June, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the second quarter 2004, which was paid on July 19, 2004 to shareholders of record as of July 6, 2004. The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2004 through July 14, 2004. The dividend was paid on July 15, 2004 to shareholders of record as of July 6, 2004.

LEASING INFORMATION

        Mack-Cali's consolidated in-service portfolio was 92.2 percent leased at June 30, 2004, compared to 91.1 percent leased at March 31, 2004 and 91.5 percent leased at December 31, 2003.

        For the quarter ended June 30, 2004, the Company executed 188 leases totaling 1,523,709 square feet, consisting of 1,299,588 square feet of office space, 217,483 square feet of office/flex space and 6,638 square feet of industrial/warehouse space. Of these totals, 470,978 square feet were for new leases and 1,052,731 square feet were for lease renewals and other tenant retention transactions.

        In addition to AT&T's 387,000 square-foot extension at Kemble Plaza I, highlights of the quarter's leasing transactions include:

  •
  United Retail Incorporated, a specialty retailer of women's apparel, signed a 10-year renewal of its lease for 65,271 square feet at 365 West Passaic Street in Rochelle Park, New Jersey. The 212,578 square-foot class A office building is 93.2 percent leased.

  •
  Jefferies & Company, Inc., an investment bank and operating subsidiary of Jefferies Group, Inc., leased 48,060 square feet, renewing its lease for 42,142 square feet for five years, and expanding its space by 5,918 square feet at Harborside Financial Center Plaza 3 in Jersey City, New Jersey. The 725,600 square-foot class A office building is 100 percent leased.

  •
  State Farm Mutual Auto Insurance signed a new, six-year lease for 47,633 square feet at 9777 Mt. Pyramid Court in Englewood, Colorado. The 120,281 square-foot office building is 91.3 percent leased. In a separate transaction, State Farm extended the term of its lease by 18 months for 12,333 square feet at 1433 Highway 34 in Wall Township, New Jersey.

  •
  Coca-Cola Enterprises, Inc. renewed 44,266 square feet for 10 years, relocating from the Company's property at 3 Skyline Drive in Hawthorne, New York to its 555 Taxter Road building in Elmsford, New York. 555 Taxter Road, located at Taxter Corporate Park, is a 170,554 square-foot class A office building and is 91.7 percent leased.

  •
  The Sherwin Williams Company, a manufacturer, distributor and seller of coatings and related products, renewed its lease for 37,055 square feet at 10 Mountainview Road in Upper Saddle River, New Jersey. The 192,000 square-foot class A office building is 99.1 percent leased.

  •
  Fiberlink Communications Corp., a provider of remote access and security solutions, signed a new 10-year lease for 36,360 square feet at 18 Sentry Park West in Blue Bell, Pennsylvania. The 95,010 square-foot class A office property, located at the Sentry Park Office Campus, is 95.4 percent leased.

  •
  Long Beach Acceptance Corp., a provider of automotive financing, signed a five-year renewal for its 34,759 square-foot headquarters at 650 From Road in Paramus, New Jersey for five years. The 348,510 square-foot class A office building is 97 percent leased.

        Included in the Company's Supplemental Operating and Financial Data for the second quarter 2004 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties.

        The supplemental information is available on Mack-Cali's web site, as follows:
 http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.04.pdf

ADDITIONAL INFORMATION

        The Company expressed comfort with net income and FFO per diluted share for the third quarter and full year 2004, as follows:

	Third Quarter 2004 Range	Full Year 2004 Range
Net income available to common shareholders	$0.44–$0.46	$1.63–$1.69
Add: Real estate-related depreciation and amortization	0.45	1.77
Deduct: Gain on sale of investment in unconsolidated joint venture	—	(0.01)
Add: Unrealized loss on disposition of rental property	—	0.16
Funds from operations available to common shareholders	$0.89–$0.91	$3.55–$3.61

        These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

        An earnings conference call with management is scheduled for today, August 5, 2004, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
 http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=916851

        The live conference call is also accessible by calling (719) 867-0640 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on August 5, 2004 through August 12, 2004. A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 160919.

        Copies of Mack-Cali's Second Quarter 2004 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali's website, as follows:

  Second Quarter 2004 Form 10-Q:
   http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.04.pdf

  Second Quarter 2004 Supplemental Operating and Financial Data:
   http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.04.pdf

        In addition, these items are available upon request from:

  Mack-Cali Investor Relations Dept.
  11 Commerce Drive, Cranford, NJ 07016-3501
  (908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

        Funds from operations ("FFO") is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 270 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended June 30,
	2004	2003
Base rents	$128,197	$125,201
Escalations and recoveries from tenants	16,036	13,915
Parking and other	2,492	3,247
Total revenues	146,725	142,363
Real estate taxes	16,839	15,652
Utilities	9,775	9,133
Operating services	19,504	17,102
General and administrative	8,689	6,874
Depreciation and amortization	32,651	28,691
Interest expense	26,671	28,722
Interest income	(220)	(265)
Loss on early retirement of debt, net	—	970
Total expenses	113,909	106,879
Income from continuing operations before minority interest and equity in earnings	32,816	35,484
Minority interest in Operating Partnership	(7,154)	(7,606)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	965	6,005
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	—	—
Income from continuing operations	26,627	33,883
Discontinued operations (net of minority interest):
Income from discontinued operations	127	377
Realized gains (unrealized losses) on disposition of rental property, net	(10,501)	—
Total discontinued operations, net	(10,374)	377
Net income	16,253	34,260
Preferred stock dividends	(500)	(672)
Net income available to common shareholders	$15,753	$33,588
PER SHARE DATA:
Basic earnings per common share	$0.26	$0.58
Diluted earnings per common share	$0.26	$0.58
Dividends declared per common share	$0.63	$0.63
Basic weighted average shares outstanding	60,388	57,529
Diluted weighted average shares outstanding	68,645	65,761

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Six Months Ended June 30,
	2004	2003
Base rents	$253,152	$248,395
Escalations and recoveries from tenants	31,571	29,382
Parking and other	5,965	9,070
Total revenues	290,688	286,847
Real estate taxes	33,433	31,094
Utilities	20,954	19,618
Operating services	37,131	36,573
General and administrative	15,096	13,605
Depreciation and amortization	63,337	57,295
Interest expense	55,867	58,233
Interest income	(940)	(591)
Loss on early retirement of debt, net	—	2,372
Total expenses	224,878	218,199
Income from continuing operations before minority interest and equity in earnings	65,810	68,648
Minority interest in Operating Partnership	(14,359)	(15,043)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	1,122	8,099
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	637	—
Income from continuing operations	53,210	61,704
Discontinued operations (net of minority interest):
Income from discontinued operations	367	1,372
Realized gains (unrealized losses) on disposition of rental property, net	(10,501)	1,165
Total discontinued operations, net	(10,134)	2,537
Net income	43,076	64,241
Preferred stock dividends	(1,000)	(672)
Net income available to common shareholders	$42,076	$63,569
PER SHARE DATA:
Basic earnings per common share	$0.70	$1.11
Diluted earnings per common share	$0.69	$1.10
Dividends declared per common share	$1.26	$1.26
Basic weighted average shares outstanding	60,094	57,379
Diluted weighted average shares outstanding	68,466	65,454

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended June 30,
	2004	2003
Net income available to common shareholders	$15,753	$33,588
Add: Minority interest in Operating Partnership	7,154	7,606
Minority interest in equity in earnings of unconsolidated joint ventures	125	814
Minority interest in discontinued operations	(1,339)	51
Real estate-related depreciation and amortization on continuing operations (1)	33,571	30,385
Real estate-related depreciation and amortization on discontinued operations	435	663
Deduct: Equity in earnings-gain on disposition of rental property	—	(2,427)
Add: Discontinued operations—Realized gains (unrealized losses) on disposition of rental property, net	11,856	—
Funds from operations available to common shareholders (2)	$67,555	$70,680
Diluted weighted average shares/units outstanding(3)	74,850	71,980
Funds from operations per share/unit—diluted	$0.90	$0.98
Dividends declared per common share	$0.63	$0.63
Dividend payout ratio:
Funds from operations—diluted	69.79%	64.16%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,141	$2,551
Tenant improvements and leasing commissions	$11,349	$10,187
Straight-line rent adjustments (4)	$3,060	$4,179

(1)
Includes the Company's share from unconsolidated joint ventures of $1,078 and $1,901 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,995 shares in 2004 and 14,021 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4)
Includes the Company's share from unconsolidated joint ventures of $146 and $949 for 2004 and 2003, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Six Months Ended June 30,
	2004	2003
Net income available to common shareholders	$42,076	$63,569
Add: Minority interest in Operating Partnership	14,359	15,043
Minority interest in equity in earnings of unconsolidated joint ventures	145	1,100
Minority interest in gain on sale of investment in unconsolidated joint venture	83	—
Minority interest in discontinued operations	(1,308)	347
Real estate-related depreciation and amortization on continuing operations (1)	65,141	62,030
Real estate-related depreciation and amortization on discontinued operations	872	1,314
Deduct: Equity in earnings-gain on disposition on rental property	—	(2,427)
Gain on sale of investment in unconsolidated joint venture	(720)	—
Add (Deduct): Discontinued operations—Realized gains (unrealized losses) on disposition of rental property, net	11,856	(1,324)
Funds from operations available to common shareholders (2)	$132,504	$139,652
Diluted weighted average shares/units outstanding(3)	74,671	71,679
Funds from operations per share/unit—diluted	$1.77	$1.95
Dividends declared per common share	$1.26	$1.26
Dividend payout ratio:
Funds from operations—diluted	71.00%	64.67%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,058	$3,548
Tenant improvements and leasing commissions	$23,516	$19,146
Straight-line rent adjustments (4)	$6,251	$7,589

(1)
Includes the Company's share from unconsolidated joint ventures of $2,117 and $5,071 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,997 shares in 2004 and 14,032 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4)
Includes the Company's share from unconsolidated joint ventures of $289 and $1,953 for 2004 and 2003, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended June 30,
	2004	2003
Net income available to common shareholders	$0.26	$0.58
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.45	0.42
Real estate-related depreciation and amortization on discontinued operations	0.01	0.01
Deduct: Equity in earnings-gain on disposition of rental property	—	(0.03)
Add: Realized gains (unrealized losses) on disposition of rental property, net	0.16	—
Minority Interest/Rounding adjustment	0.02	—
Funds from operations available to common shareholders (2)	$0.90	$0.98
Diluted weighted average shares/units outstanding(3)	74,850	71,980

(1)
Includes the Company's share from unconsolidated joint ventures of $0.01 and $0.03 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,995 shares in 2004 and 14,021 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Six Months Ended June 30,
	2004	2003
Net income available to common shareholders	$0.69	$1.10
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.87	0.87
Real estate-related depreciation and amortization on discontinued operations	0.01	0.02
Deduct: Equity in earnings-gain on disposition of rental property	—	(0.03)
Gain on sale of investment in unconsolidated joint venture	(0.01)	—
Discontinued operations—Realized gain on disposition of rental property	—	(0.02)
Add: Realized gains (unrealized losses) on disposition of rental property, net	0.16	—
Minority Interest/Rounding adjustment	0.05	0.01
Funds from operations available to common shareholders (2)	$1.77	$1.95
Diluted weighted average shares/units outstanding(3)	74,671	71,679

(1)
Includes the Company's share from unconsolidated joint ventures of $0.03 and $0.07 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,997 shares in 2004 and 14,032 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS:
Rental property
Land and leasehold interests	$588,228	$552,287
Buildings and improvements	3,252,593	3,176,236
Tenant improvements	239,625	218,493
Furniture, fixtures and equipment	7,584	7,616
	4,088,030	3,954,632
Less-accumulated deprec. & amort.	(594,402)	(546,007)
	3,493,628	3,408,625
Rental property held for sale, net	32,929	—
Net investment in rental property	3,526,557	3,408,625
Cash and cash equivalents	7,933	78,375
Investments in unconsolidated joint ventures, net	53,242	48,624
Unbilled rents receivable, net	80,582	74,608
Deferred charges and other assets, net	141,538	126,791
Restricted cash	7,840	8,089
Accounts receivable, net	3,159	4,458
Total assets	$3,820,851	$3,749,570
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,030,702	$1,127,859
Revolving credit facilities	98,975	—
Mortgages, loans payable and other obligations	564,823	500,725
Dividends and distributions payable	47,501	46,873
Accounts payable and accrued expenses	43,269	41,423
Rents received in advance and security deposits	41,051	40,099
Accrued interest payable	22,581	23,004
Total liabilities	1,848,902	1,779,983
Minority interest in Operating Partnership	423,566	428,099
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized, 60,606,543 and 59,420,484 shares outstanding	606	594
Additional paid-in capital	1,636,538	1,597,785
Dividends in excess of net earnings	(108,965)	(74,721)
Unamortized stock compensation	(4,796)	(7,170)
Total stockholders' equity	1,548,383	1,541,488
Total liabilities and stockholders' equity	$3,820,851	$3,749,570

QuickLinks

  exhibit 99.2
M A C K - C A L I R E A L T Y C O R P O R A T I O N
MACK-CALI REALTY CORPORATION ANNOUNCES SECOND QUARTER RESULTS
FINANCIAL HIGHLIGHTS
ACQUISITIONS
FINANCING ACTIVITY
LEASING INFORMATION
ADDITIONAL INFORMATION
INFORMATION ABOUT FFO
ABOUT THE COMPANY
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (in thousands, except per share/unit amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (in thousands, except per share/unit amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (amounts are per diluted share, except share count in thousands) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (amounts are per diluted share, except share count in thousands) (unaudited)
Mack-Cali Realty Corporation Consolidated Balance Sheets (in thousands, except share amounts)